Exhibit 5.1
February 6, 2009

Central Pacific Financial Corp.,
220 South King Street,
Honolulu, Hawaii 96813.

Ladies and Gentlemen:

We are acting as counsel to Central Pacific Financial Corp., a Hawaii corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).  The Registration Statement registers an indeterminate amount (up to a maximum aggregate offering price of $165,000,000) and number of the following securities (collectively, the “Securities”):

•
shares of Common Stock, no par value per share, of the Company (the “Common Shares”), including (i) Common Shares issuable upon exchange or conversion of preferred stock or depositary shares that are exchangeable for, or convertible into, Common Shares, (ii) Common Shares issuable upon the exercise of warrants and (iii) the associated preferred share purchase rights related to the Common Shares (the “Rights”) issuable pursuant to the Rights Agreement, dated as of August 26, 1998, as amended on August 25, 2008, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent;

•
shares of preferred stock, no par value per share, of the Company (the “Preferred Shares”), including (i) Preferred Shares distributable in accordance with, or upon the termination of, a deposit arrangement for depositary shares and (ii) Preferred Shares issuable upon the exercise of warrants;

•	depositary shares representing Preferred Shares (the “Depositary Shares”), including depositary shares issuable upon the exercise of warrants;

•	warrants or other rights to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”);

•	stock purchase contracts with respect to Common Shares, Preferred Shares, Depositary Shares or other security or property (the “Stock Purchase Contracts”);

•	senior and subordinated debt securities of the Company (collectively, the “Debt Securities”); and

•	units comprised of one or more of the foregoing or of debt or equity securities of third parties (the “Units”).

In addition, the Registration Statement registers for resale (i) 135,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, liquidation preference of $1,000 per share (the “Fixed Rate Preferred Stock”), of the Company, (ii) depositary shares representing the Fixed Rate Preferred Stock (the “TARP Depositary Shares”), (iii) a warrant to purchase 1,585,748 Common Shares (the “TARP Warrant”) and (iv) the 1,585,748 Common Shares purchasable upon exercise of the TARP Warrant (the “TARP Warrant Shares” and, collectively with the Fixed Rate Preferred Stock, the TARP Depositary Shares and the TARP Warrant, the “TARP Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors (the “Resolutions”) authorizing the registration of the Securities and the TARP Securities (collectively, the “Covered Securities”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1)           Depositary Shares.  When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the Preferred Shares represented by the Depositary Shares have been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Depositary Shares covered by the opinion in this paragraph include the TARP Depositary Shares and any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2)           Warrants or Other Rights.  When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which the Warrants or other rights are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of the Warrants or other rights and of their issuance and sale have been duly established in conformity with the applicable agreement or other instrument and when the Warrants or other rights have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants or other rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Warrants or other rights covered by the opinion in this paragraph include any Warrants or other rights that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3)           Stock Purchase Contracts.  When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Stock Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when the Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contract that may be issued as part of the Units.

(4)           Debt Securities.  When the Registration Statement has become effective under the Act, when the applicable indentures relating to the Debt Securities have been duly executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Debt Securities covered by the opinion in this paragraph include those Debt Securities that may be issued as part of the Units.

(5)           Units.  When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6)           TARP Warrant.  Assuming the TARP Warrant has been duly authorized, executed and delivered by the Company, the TARP Warrant constitutes a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed, without independent verification, that all governing documents under which the Covered Securities are to be issued (or have been issued, in the case of the TARP Warrant), as well as the Stock Purchase Contracts, if applicable, will have been (or have been, in the case of the TARP Warrant) duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine.  We have further assumed that the issuance or delivery by the Company of any Covered Securities, or any other securities or property upon exercise or otherwise pursuant to the terms of the Covered Securities, will be (or has been, in the case of the TARP Warrant) effected pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Covered Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.  Nor are we expressing an opinion as to securities of any persons other than the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Covered Securities” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan and Cromwell LLP